Exhibit 10.4

Service and Support Agreement

This Service and Support Agreement (this “Agreement’) is made as of August 26, 2004, in the People’s Republic of China (the “PRC”) by and between:

Party A: Ocean Tian Di Communication Technology Co. Ltd. (Guangzhou)

Address:                                , Guangzhou, PRC

Legal representative:  Jack Chin

and

Party B:  Guangzhou Weida Communications Technology Limited

Address:                                , Guangzhou, PRC

Legal representative: Li Shunxing

In this Agreement, Party A and Party B are collectively referred to as the “Parties” and each as the “Party”.

WHEREAS:

(1)         Party A is a wholly foreign owned enterprise (the “WOFE”), which is duly incorporated and validly existing under the PRC laws and has the resources to provide certain business support and services;

(2)         Party B is a wholly domestically invested company registered in the PRC which is licensed by relevant government authorities to engage in the business of providing value-added telecommunication services, and is not currently capable of internally providing such services as are offered by Party A, and the receipt by it of such services is essential to its business growth and development; and

(3)         The Parties intend that Party A will provide various kinds of business support and services to Party B, and Party B will pay fair and reasonable fees to Party A for such business support and services;

NOW THEREFORE, after friendly negotiations, based on the principles of equality and mutual benefit, and in consideration of the mutual covenants contained herein, the Parties agree as follows:

1.      Business Support and Services

1.1  Commencing September 1, 2004, Party A shall provide to Party B various kinds of business support and services, including but not limited to the following:  assistance in selection,

procurement and financing of satellite communication and network infrastructure equipment, outsourcing of employees, marketing research and consulting services, and business promotion services:

a.                  Selection, Procurement and Financing of Satellite Communication and other Equipment:

Party A shall assist in selecting and procuring the satellite communication equipment which are leased by Party A to Party B;

b.                 Outsourcing of Employee:

Considering the principle of cost saving, Party B may engage Party A to provide certain employees to work in certain departments of Party B;

c.                  Market Research and Consulting:

Party A shall designate people to conduct market research in accordance with Party B’s requirement, and shall submit periodic written reports to Party B.  Party A shall also provide related market consulting services in accordance with Party B’s requirement from time to time;

d.                 Business Promotion:

Party A shall use its other company resources in assisting Party B to expand the effect and scale of its business.

1.2   The territory for the above-described services provided by Party A to Party B shall be within the PRC.

2.  Covenants of the Parties

2.1         Party B covenants that subsequent to the execution of this Agreement, it shall not purchase any satellite communication or network equipment (or lease any equipment from any third-party) for its business, without the prior written consent of Party A.

2.2         Party B covenants that subsequent to the execution of this Agreement, it shall not recruit, hire, or engage any new employee or consultant, without the prior written consent of Party A.

2.3   Party B covenants that subsequent to the execution of this Agreement, it shall not enter into any leases, contracts, or service agreements, or other legally binding arrangements, which are similar to or involve generally similar services as this Agreement, with any third-party, without the prior written consent of Party A.

2.4   Party A covenants that during the term of this Agreement, it shall be ready, willing, and able to provide all equipment and business support services which Party B may reasonably need to operate its business.

3. Service and Support Fees

3.1           Commencing September 1, 2004, for all of the services provided to Party B under this Agreement, Party A will charge Party B  fees as follows:

The service fees hereunder shall be estimated and accrued monthly, and shall be  at the rate of 51% of all monthly revenue, including the monthly equipment sales revenue, equipment lease revenue, equipment maintenance revenue, other service and support revenue, and subscription and transmission revenue package fees paid by Party B’s customers and end users to Party B. The exact amount shall be calculated and paid quarterly in arrears.

Both Parties agree that Party B is exempt from payment of  the service fees until Party B has net quarterly profits before taxes of at least RMB 500,000 for at least one full fiscal quarter, as reported on Party B’s regularly prepared consolidated financial statements.

3.2           The fees described above shall be billed quarterly (or as otherwise agreed by the Parties), commencing with the first interim partial quarterly period from September 1-30, 2004,  by Party A and paid within 7 business days after the bill is rendered.

4.  Assistance

Party B shall make it best efforts to provide to Party A any necessary assistance which is reasonably necessary for Party A to perform its obligations to Party B under this Agreement.

5.  Confidentiality; Intellectual Property Rights

5.1           Each Party covenants to the other Party that it will not, at any time, directly or indirectly, without the prior written consent of the other Party, divulge to any person or entity whatsoever, any non-public information concerning the financial, technical, or other business affairs of the other Party, which is acquired during the negotiation or performance of this Agreement.

5.2           Party A shall be the sole and exclusive owner of all intellectual property rights arising from the performance of this Agreement, including, (but not limited to, any copyrights, patent, know-how, commercial secrets and otherwise), whether developed by Party A or Party B, and whether based on Party A’s or Party B’s intellectual property rights.

6.  Term of this Agreement

The term of this Agreement shall continue for 10 years, unless sooner terminated by written agreement of both Parties. This Agreement shall be automatically extended for another 10 years unless Party A gives its written consent to the termination of this Agreement three months before the expiration of the term.

7.  Assignment

Party A may freely transfer its rights or obligations under this Agreement to ant other person, but shall give prompt notice of such transfer to Party B.

Party B may not transfer any of its rights or obligations under this Agreement without the prior written consent of Party A.

8.  Breach

If a part or all of any section(s) of this Agreement is unable to be implemented because a Party is in any breach of its obligations under this Agreement, or if there is a breach of any representation or warranty by a Party, regardless of the good faith of such Party, then such Party shall be deemed to be in breach of this Agreement.  A breaching Party shall be liable to the other Party for all costs and losses incurred by reason of the Party’s breach of this Agreement.

9.  Representations and Warranties

As of the date on which this Agreement is signed, each Party represents and warrants to the other Party the following matters:

a.              It is a duly organized and legally existing entity, established under the laws of the PRC;

b.             It has full legal authority and power to execute this Agreement and to perform all of its obligations under this Agreement;

c.              Its representative has been duly authorized to execute this Agreement on its behalf, pursuant to a lawful power of attorney, a resolution of the Board of Directors, or a resolution of the General Meeting; and

d.             Upon this Agreement being signed by its authorized representative (and proper execution by the other Party), this Agreement shall be effective and binding upon it and enforceable against it in accordance with its terms.

e.              It will cooperate in good faith with the other Party to take any and all actions, and to execute any and all documents, as may be necessary or appropriate to fully effectuate and implement this Agreement and the transactions contemplated herein.

10.           Indemnity.

Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of any litigation, claim or other legal process asserted against Party A resulting from the contents of the services and support provided to Party B under this Agreement.

11.           Miscellaneous

11.1                           Any dispute arising out of or in connection with this Agreement shall be settled amicably through friendly negotiations between the Parties.  In the event that the Parties are unable to settle any dispute within thirty (30) days after the dispute arises, then such dispute shall be submitted to arbitration in Shanghai, under the CIETAC rules then in effect.

11.2                           This Agreement shall become effective upon being signed by the duly authorized representatives of both Parties.

11.3                           This Agreement shall be executed in both English and Chinese versions; and both versions shall be of equal effect.  Each version shall be signed in two (2) originals, of which each Party shall keep one (1).

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Ocean Tian Di Communications Technology Co. Ltd. (Guangzhou)

(Seal)

Legal Representative (signature):	/s/ Jack Chin

Guangzhou Weida Communications Technology Co., Ltd.

(Seal)

Legal Representative (signature):	/s/ Li Shunxing